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                                 Exhibit 10(q)
                                 -------------

               Letter Agreement, dated July 21, 1999, between the
                        Registrant and David D. Harrison
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Charles M. Berger
Chairman, President and
Chief Executive Officer

July 21, 1999

David D. Harrison
17424 Harbor Light Boulevard
Cornelius, North Carolina 28031

Dear David:

I am very pleased to confirm our offer of employment to you as Executive Vice President and Chief Financial Officer of The Scotts Company reporting to me.

BASE SALARY AND EXECUTIVE INCENTIVE PLAN
----------------------------------------

Your initial annual base is $315,000 with a target bonus under the Executive Plan of 50% of salary. Since our fiscal year is October through September, if you join us by Monday, August 16 you will be guaranteed at least $50,000 as your 1999 bonus, which will be calculated on a pro rata basis. If you join us by September 1, you will be guaranteed at least $25,000 on the same basis.

STOCK OPTIONS
-------------

As a key member of the Executive Team, your initial grant of stock options is 100,000 which will be priced at the closing "asked" price on the day you officially join the company. These stock options will cliff vest in 3 years.

SIGN ON BONUS/RELOCATION
------------------------

You will receive a sign on bonus of $50,000, which will be paid during your first week of employment. If you purchase a home in Columbus, we will pay the normal costs of relocation according to the relocation policy of the company.

PERSONAL FINANCIAL PLANNING
---------------------------

Personal financial planning services are provided through the AYCO Corporation. The value of the confidential service is added to your W-2. Some or all of this value may be deducted.

SEPARATION AGREEMENT
--------------------

If your employment is terminated by the Company without Cause, or as a result of your death or Disability, or as a result of a Change of Control, the Company shall pay you (i) your full base salary at the annual base rate in effect immediately prior to the Date of Termination for a period of twenty-four (24) months after the Date of Termination and (ii) incentive compensation for a period of twenty-four (24) months after the Date of Termination equal to the greater of your target percentage in effect at the Date of Termination or the amount of your last actual bonus.
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David D. Harrison
Page 2



STARTING DATE
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This letter assumes you will take up your new duties as soon as possible, and no later than, September, 1999.

BENEFITS PROGRAM
----------------

You will be eligible for coverage under The Scotts Company Comprehensive Benefit Program, which will be available the first day of the month following your date of employment. This coverage includes participation in our medical and dental coverage, life insurance including dependent coverage, The Scotts Company Retirement Savings Plan, Executive Retirement Plan which includes a supplemental retirement program (SURP), flexible spending account program (medical and dependent), tuition reimbursement program, vacation, stock purchase program and short term and long term disability benefits will be available once the required waiting periods are met. Additional details on the SURP are being compiled and will be forwarded to you shortly.

This offer is contingent upon a satisfactory completion of a drug screen required by all Scotts associates.

                                   *     *    *

David, I take great pleasure in extending you this offer on behalf of The Scotts Company. Your addition to the company will solidify our team effort to drive the business forward. As a key player in our executive team, all of us at Scotts will extend our resources in support of your effort. We truly look forward to you joining the Scotts family.

Sincerely,

/s/ Charles M. Berger
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Chairman, President and CEO


ACCEPTED:

/s/ David D. Harrison                                7/26/99
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David D. Harrison                                    Date
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Charles M. Berger
Chairman, President and
Chief Executive Officer

July 21, 1999

David D. Harrison
17424 Harbor Light Boulevard
Cornelius, North Carolina 28031

Dear David:

This is to inform you that the company will provide you with a car allowance of $12,000 per year. In accordance with IRS regulations, the value of this car allowance will be reflected in your W-2. It is our understanding that you may deduct that part of this value, which is for business purpose.

We have also agreed to pay up to $5,000 annually toward a club membership of your choice, upon submission of related club expenses.

Sincerely,

Charles M. Berger
Chairman, President and CEO


ACCEPTED:

/s/ David D. Harrison
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David D. Harrison                                            Date: 7/26/99